                                                                    Exhibit 4.22



                                SECOND AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT TELEKOMUNIKASI INDONESIA, TBK.

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                         NO. PKS.192/HK.820/UTA-00/2002

                             DATED October 25, 2002

                                SECOND AMENDMENT
                                       FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-II
                                     BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, TBK.
                                       AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                      NUMBER : PKS. 192/HK.820/UTA-00/2002

On this TWENTY FIVE day, of OCTOBER year TWO THOUSAND TWO placed at Jakarta, between the concerned parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, Tbk., which has been announced in State Gazette of the Republic of Indonesia No. 5 dated January 17, 1992, additional State Gazette of the Republic of Indonesia No. 210, which has been several times changed and its latest announcement in State Gazette of the Republic of Indonesia No. 45 dated May 4, 2002, supplement to State Gazette of the Republic of Indonesia No. 5495, having its address at Jalan Japati No. 1 Bandung 40133, in this legal act represent by, TRI DJATMIKO, HEAD OF DEVELOPMENT DIVISION, based on the Power of Attorney of President Director Number : K.TEL. 107/HK510/UTA-00/02 dated 15 August 2002, hereinafter referred to as TELKOM.

II. CONSORTIUM OLEX - LUCENT - BRIMBUN, a consortium formed by Notaries Deed No. 9 dated 14th December 2001, in front of Notary Benny Djaja, SH, SE, MM., having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Letjen S. Parman Kav. 12, Jakarta-11480 whereas in this legal act to be represented by FADJAR TJOANDA, as President Director of PT. Olex Cables Indonesia,

         CONSORTIUM OLEX - LUCENT - BRIMBUN consist of:

         PT. OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia 15th Floor, Jakarta, as CONSORTIUM LEADER, hereinafter referred to as OLEX.

         PT LUCENT TECHNOLOGIES INDONESIA, having its address at Tifa Building 3th Floor, Jakarta, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT.

         PT. BRIMBUN RAYA INDAH, having its address at Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to as BRIMBUN.

         hereinafter all together in this Amendment referred to as PARTNER.

Considering the under mentioned as follows:

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number :
         PKS.14/HK810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT";

b. whereas, TELKOM and PARTNER has changed some articles in the Main Contract as described in First Amendment for Development Contract PSTN Excellence Junction Divre-II Number : PKS.155/HK820/UTA-00/2002 dated 22 August 2002, hereinafter referred to as "FIRST AMENDMENT";

c. whereas, PARTNER has submitted the Performance Bond for PSTN Excellence Regional Junction Divre-II Project to TELKOM dated 19 September 2002 (ATTACHMENT II);

d. whereas, TELKOM has decided that the Work shall be effective as described in the letter Number : Tel. 144/TK000/PEM-40/2002 dated 16 September 2002 (ATTACHMENT III);

e. whereas, TELKOM and PARTNER has implemented Pre - Design Review Meeting (Pre-DRM) as described in ATTACHMENT XIII;

f. whereas TELKOM and PARTNER has implemented Pre - Design Review Meeting (Pre-DRM) as described in ATTACHMENT XIV;

g. whereas, TELKOM has agreed that the Work price based on the result of DRM as stated in letter Number : TEL606/LG270/PRM-00/2002 dated October 21, 2002 (ATTACHMENT I);

Now, therefore, in consideration on the above mentioned, TELKOM and PARTNER agree to amend some articles in the Main Contract and First Amendment subject to the following terms and conditions:

                                    ARTICLE 1

To amend letter a. and delete letter f. sub-article (2) Article 2 (Scope of Work) of the Main Contract, become the following condition :

a. Implementation of PSTN Excellence Junction DIVRE -II in accordance with the result of survey, design and Design Review Meeting (DRM) as specified in ATTACHMENT XIV of this Amendment, which in principal, consists of development of System RINGs and other work:

         1)       RING X,

         2)       RING Y,

         3)       RING 1,

         4)       RING 2,

         5)       RING 3,

         6)       RING 4,

         7)       RING 5,

         8)       RING 6,

         9)       RING 7,

         10)      RING 8,

         11)      RING 9,

         12)      RING 10,

         13)      RING 11

         14)      RING 12

         15)      RING 13

         16)      RING 14

         17)      RING 15

         18)      Training (SDH & DXC)

         19)      Network Management Systems (NMS)

         20)      Spare

         21)      Supporting Facilities

                                    ARTICLE 2

To amend sub-article (1) and (2) Article 3(Contract Amount) of the Main Contract, become the following condition:

(1) Value of WORK for this Amendment is amounting US $ 26,240,958.85 (TWENTY SIX MILLION, TWO HUNDRED FORTY THOUSAND, NINE HUNDRED FIFTY EIGHT AND EIGHTY FIVE CENTS US DOLLARS) and Rp. 110.762.409.000,- (ONE HUNDRED AND TEN BILLION, SEVEN HUNDRED AND SIXTY TWO MILLION, FOUR HUNDRED AND NINE THOUSAND RUPIAH) EXCLUDING 10% VAT, consists of:

                                        US D                IDR               US D             IDR
                                      SEBELUM          SEBELUM PPn          SESUDAH        SESUDAH PPn
NO         (SCOPE OF WORK)            PPn 10%              10%              PPn 10%            10%
--      ---------------------      -------------     ----------------    -------------  -----------------
 1      Ring X                      8,177,564.39     21,808,724,500,-     8,995,320.83   23.989.596.950,-
 2      Ring Y                      4,204,047.86     19.883.460.800,-     4.624.452,64   21.871.806.880,-
 3      Ring l                      2,754,164.26     16.461.817.700,-     3,029,580.69   18.107.999.470,-
 4      Ring 2                      1,134,022.00      2.330.941.700,-     1,247,424.20    2.564.035.870,-
 5      Ring 3                      1,105,277.00      2.406.408.500,-     1.215.804,70    2.647.049.350,-
 6      Ring 4                      1,755,768.00      3.119.467.500,-     1.931.344.80    3.431.414.250,-
 7      Ring 5                      1,439,308.62     13.938.915.500,-     1,583,239.49   15.332.807.050,-
 8      Ring 6                        318,340.00      1.046.903.200,-       350,174.00    1.151.593,520,-
 9      Ring 7                        480,409.00      2.380.266.900,-       528,449.90    2.618.293.590,-
10      Ring 8                         51,122.86      1.003.281.100,-        56,235.15    1.103.609.210,-
11      Ring 9                        286,296.00      1.009.257.500,-       314,925.60    1.110.183.250,-
12      Ring 10                       242,580.42      1.630.089.300,-       266,838.46    1.793.098.230,-
13      Ring 11                       526,171.29      1.448.933.100,-       578,788.42    1.593.826.410,-
14      Ring 12                       345,060.11      1.946.302.900,-       379,566.12    2.140.933.190,-
15      Ring 13                       264,170.24      1.528.089.700,-       290,587.27    1.680.898.670,-
16      Ring 14                       500,096.63      5.897.287.300,-       550,106.29    6.487.016.030,-
17      Ring 15                       760,960.16      7.766.009.900,-       837,056.17    8.542.610.890,-
18      Training SDH                  118,394.00                            130,233.40
19      Training DXC                                    312.000.000,-                       343.200.000,-
20      NMS                         1,364,093.00      4.602.492.100,-     1,500,502.30    5.062.741.310,-
21      Spare                         413,113.00         55.459.600,-       454,424.30       61.005.560,-
22      Supporting Facilities                           186.300.200                         204.930.220,-
                                   -------------     ---------------     -------------  ---------------
        TOTAL PROYEK               26,240,958.85     110.762.409.000,    28,865,054.73  121.838.649.900
                                   -------------     ---------------     -------------  ---------------

(2) Value of WORK for this Amendment is ON SITE price basis and LANDED COST, includes fee for delivery of GOODS and SERVICES under PARTNER'S responsibility, also includes packing fee, freight, insurance, Taxes, Stamp-duty, and other duties in accordance with Government Rules as specified in detailed in ATTACHMENT XI of this Amendment.

                                    ARTICLE 3

To amend sub-article (1) and add 1 (one)sub-article, become sub-article (2) of
Article 4 (Contract Implementation Period) of the Main Contract, become the following condition:

(1) TELKOM and PARTNER agree to implement the WORK under the main Contract, First Amendment and this Amendment, based on schedule as specified in ATTACHMENT IV, which finalization of the Work as summarized below:

NO        SCOPE OF WORK                            FINISH
--        -------------                            ------
 1          Ring X                             27 Desember 2002
 2          Ring Y                               26 Maret 2003
 3          Ring 1                               27 Juni 2003
 4          Ring 2                              22 Agustus 2003
 5          Ring 3                              22 Agustus 2003
 6          Ring 4                              7 November 2003
 7          Ring 5                               18 Juli 2003
 8          Ring 6                             19 Desember 2003
 9          Ring 7                              9 Januari 2004
10          Ring 8                             14 November 2003
11          Ring 9                             20 Februari 2004
12          Ring 10                            20 Februari 2004
13          Ring 11                            20 Februari 2004
14          Ring 12                              12 Maret 2004
15          Ring 13                              19 Maret 2004
16          Ring 14                              19 Maret 2004
17          Ring 15                              19 Maret 2004
18          Training SDH                         25 Juni 2003
19          Training DXC                       22 Januari 2003
20          NMS                                  31 Maret 2003
21          Spare                                26 Maret 2004
22          Supporting Facilities              20 November 2002

     a. Acceptance test and integration of WORK to existing equipment in accordance with agrred test procedure by both parties as specified in ATTACHMENT XIV this Amendment.

(2)  The completion of the whole work as described in sub-article (1) of this
     Article is stated by signing of documents as follows:

     a. Provisional Acceptance Certificate (PAC), for acceptance of each RING system, Network or Management System (NMS) or Supporting Facilities,

     b.   Provisional Acceptance Certificate (PAC) for acceptance of Spare,

     c.   Completion Certificate of Training.

                                    ARTICLE 4

To amend letter c. sub-article (1) Article 1 and letter a. sub-article (2)
Article 5 (Right and Obligation) of the Main Contract, become the following condition:

(1) c. To make the payment of the development in accordance with Article 2 of this Amendment.

(2) a. To receive the payment of the development in accordance with Article 2 of this Amendment.

     c. To conduct a training for TELKOM's employees as specified in ATTACHMENT VIII of this Amendment in which the training cost has already included in this Contract.

                                    ARTICLE 5

To amend sub-article (7) Article 6 of the First Amendment, become the following condition :

(7) Should TELKOM fail to settle the payment as specified in sub-article (2) of this Amendment, then TELKOM will be charged with on interest rate 17 % (seventeen percent) per year of the price excluding VAT 10 % of the delayed payment of the

     RING, Network Management System (NMS), Training, Spare or Supporting Facilities, total amount of this charged shall not exceed 5 % (five percent).

                                    ARTICLE 6

To amend letter a. Article 7 (Conditions for Implementation Development) of the Main Contract, become the following condition :

a. Technical Specificationsn aand TELKOM's requirements according to ATTACHMENT X of this Amendment.

                                    ARTICLE 7

To amend sub-article (2) Article 8 (Acceptance Test) of the Main Contract, become the following condition:

(2) Acceptance Test will be conducted in accordance with agreed procedure and measurement / parameter as specified in ATTACHMENT XIV of this Amendment. TELKOM will issue the Provisional Acceptance Test based on good and acceptable result.

                                    ARTICLE 8

To amend sub-article (1) Article 11 (Warranty Period) of the Main Contract, become the following condition:

(1) Warranty Period of the WORK for each RING, Network Management System (NMS) or Supporting Facilities under the Main Contract, First Amendment and this Amendment is 1 (one) year from signing date of Provisional Acceptance Test
     (PAC).

                                    ARTICLE 9

To amend sub-article (1), delete sub-article (3), amend sub-article (4), and amend letters a, d, e, sub-article (5) Article 18 (Payment) of the Main Contract, become the following condition:

(1) Payment will be made by TELKOM CQ. GM AREA II DIVPEM after each RING as specified in sub-article (1) Article 3 of this Amendment has been completed and will be operated, also after the issuance of PAC for relevant RING, Network Management System (NMS) or Supporting Facilities which has been completed, and PAC for Spare and Completion Certificater of Training as specified in ATTACHMENT IV of this Amendment.

(4) In accordance with PARTNER'S request as specified in ATTACHMENT VI of this Amendment, payment as specified In Article 2 of this Amendment shall be made by TELKOM cq, Divpem via Corporate Office's account to PARTNER by telegraphic transfer through :

     a.   BANK ACCOUNT, on behalf OF:

          PT Olex Cables Indonesia
          Account No. : 102-0102001309 (IDR)
          Bank name   : Bank Mandiri
          Address     : Sub - Jakarta Sudirman

          Account No. :  070-0002156268 (USD)
          Bank name   :  Bank Mandiri
          Address     :  Plaza Mandiri Branch
                         Jakarta

     b.   Bank Account, on behalf of:

          PT LucentTechnologies Network Systems
          Indonesia
          Account No. : 103248035 (IDR)
                        103248515 (USD
          Bank Name   : CITIBANK
          Address     : Landmark, Jakarta

     c.   Bank Account, on behalf of:

          PT Brimbun Raya Indah
          Account No  : 60.000001420.001 (IDR)
          Bank Name   : BNI
          Address     : Dukuh Bawah Branch
                        Jakarta

In accordance with the payment amount belongs to the right of the names above, where the bank transfer fee shall be imposed to the names above by auto deduction from the paid amount as specified in ATTACHMENT V and XI of this Amendment.

In the event that each name changes the Bank and Bank Account, they should report it in written to TELKOM cq. KA DIVPEM cq. Kabid Adkug Divpem.


(5)  a. 1 (one) Original and 2 (two) copies Simple Receipt;

     d. 1 (one) copy of Quality Assurance Guarantee for relevant RING, or Network Management System (NMS) or Supporting Facilities.

     e. 1 (satu) Original and 3 (three) copies PAC for relevant RING, or Network management System (NMS) or Supporting facilities, PAC for Spare or Completion Certificate for Training;

                                   ARTICLE 10

To amend sub-article (1) Article 19 (Taxes and Duties) of the Main Contract, become the following condition :

(1) CONTRACT amount as mentioned in sub-article (1) Article 2 of this Amendment EXCLUDING VAT 10 %.

                                   ARTICLE 11

To amend sub-article (1) Article 7 of the First Amendment, become the fallowing condition :

(1) PARTNER shall submit. Performance Guarantee issued by an Indonesia State Owned Bank or a reputable International Bank or Lost Insurance Company amounting 5 % (five percent) of total WORK amount to TELKOM cq. KABID ADKUG
     DIVPEM:

                                   ARTICLE 12

To amend sub-article (1) Article 21 (Quality Assurance Guarantee) of the main Contract, become the following condition:

(1) PARTNER is responsible to submit Maintenance Guarantee Bond to TELKOM cq. Kabid Adkug DIVPEM issued by an Indonesian State Owned Bank or a reputable International Bank amounting 5 % (five percent) excluded VAT 10 % of the RING, Network Management System or Supporting Facilities which has been completed totally, and having validity for 1 (one) year after signing date of Provisional Acceptance Certificate (PAC).

                                   ARTICLE 13

TELKOM and PARTNER agree to amend sub-article (1) and (3), and delete sub-article (2) Article 22 (Insurance) of the Main Contract, become the following condition:

(1) PARTNER is responsible to cover all risks of delivery, storage and installation of GOODS and SERVICES until the issuance of PAC for and on behalf of TELKOM as beneficiary.

(3) At the time of submission of payment, copy of Insurance Policy or Cover Note should be attached.

                                   ARTICLE 14

To add 1 (one) sub-article in Article 23 (Quality Assurance) of the Main Contract, shall be sub-article (5), become the following condition:

(5) PARTNER is responsible to submit a Statement for all guarantee as specified in sub-article (1), (2), (3), and (4) Article 23 of the main Contract to TELKOM cq. KADIVPEM.

                                   ARTICLE 15

To amend sub-article (1) Article 38 (Penalty) of the Main Contract, become the following condition:

(1) In case PARTNER could not complete the WORK per RING, Network Management System, Spare, Training or Supporting Facilities as its obligation in accordance with the implementation schedule as specified in Article 3 of this Amendment, then PARTNER will be penaltized 10/00 (one per thousand) per day of the delayed work. However, total amount of this penalty shall not exceed 5 % (five percent.)

                                   ARTICLE 16

To delete Article 30 (System Support) of the Main Contract.

                                   ARTICLE 17

All attachment as follows shall be an unity that could not be separated of this Amendment, consist of:

Attachment I :
         TELKOM'S approval letter

Attachment II:
         Performance Guarantee

Attachment III:
         TELKOM's Letter of Intent

Attachment IV :
         Time Schedule

Attachment V
         Disbursement Schedule

Attachment VI :
         OLB'S Letter

Attachment VII :
         Minutes of Meeting of Clarification and Negotiation of New Item

Attachment VIII :
         Training Document

Attachment IX :
         Specimen of Signature

Attachment X :
         Scope of Work

Attachment XI :
         Price Table

Attachment XII :
         Site Survey Report

Attachment XIII:
         Result of Pre-DRM

Attachment XIV:
         Result of DRM

                                   ARTICLE 18

(1) This Amendment shall be effect as of the date after signing by both parties.

(2) Articles and / or Attachments of the Main Contract and First Amendment which are not amended by this Amendment, shall remain prevail and legally binding by both parties.

(3) Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of implementation and others.


          PT. TELEKOMUNIKASI INDONESIA, Tbk,                     KONSORSIUM
                                                            OLEX-LUCENT-BRIMBUN,
                   /s/ Tri Djatmiko
                   ----------------                                [STAMP]

                     TRI DJATMIKO                            /s/ Fadjar Tjoanda
               ------------------------                      ------------------
               KEPAL DIVISI PEMBANGUNAN
                                                               FADJAR TJOANDA
                                                             -------------------
                                                             PIMPINAN KONSORSIUM

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